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Diversified Announces Accretive Acquisition of Birch

Creates a Scaled, Vertically Integrated Position in the Permian Basin, Anchored by a High-Quality Producing Asset Base
Acquisition Expected to Increase Production by ~35% and Adjusted EBITDA by ~55%
Carlyle and Diversified Expand Strategic Partnership to Pursue up to $10 Billion in Future Opportunities, Supporting the Next Phase of Growth by Combining Attractive Financing and Operational Expertise
Diversified Energy Company (NYSE: DEC, LSE: DEC) ("Diversified", “DEC”, or the "Company"), is pleased to announce the execution of definitive acquisition agreements to acquire Birch Permian Holdings, Inc. and certain affiliated companies (collectively "Birch"), a leading independent oil and gas producer with operations in the Permian Basin (the "Acquisition"), from affiliates of Elliott Investment Management L.P. (the “Sellers”). The Acquisition represents a strategic expansion of Diversified’s Permian footprint, adding a scaled, operated position of proved developed producing (“PDP”) assets in the heart of America’s most productive oil basin. The acquired assets are expected to deliver strong, durable free cash flow and potential synergies from their contiguous location within Diversified’s existing footprint. Importantly, the Acquisition establishes Diversified as a premier operator of Permian assets, creating a core, concentrated position for potential future consolidation of additional PDP assets as Permian Basin production continues to mature, representing a significant long-term opportunity for growth in PDP consolidation and operations.
Additionally, the Acquisition represents a step change for Diversified and further solidifies the Company's vertically integrated, four-basin PDP operating model. With an estimated 35% increase in production(a) volume from relatively low decline assets, and estimated 55% increase in Adjusted EBITDA(b), Diversified expects to become an increasingly significant operator and marketer of oil and natural gas in the United States. Pro forma gross volumes under Diversified Energy’s operated control are expected to reach approximately 2.5 Bcfepd (~1.6 Bcfepd net). With the closing of the Acquisition, Diversified believes it will be well-positioned for meaningful commercial opportunities across commodity streams.
The Board determined the Acquisition to be in the best interests of the shareholders of the Company.
The Acquisition is valued at approximately $1.8 billion, which will be primarily funded through an issuance of an Asset Backed Securitization ("ABS") of approximately $1.5 billion through our partnership with Carlyle's Asset-Backed Finance and Capital Markets teams (“Carlyle”), along with other customary financing sources, including available liquidity under Diversified’s revolving credit facility. The Company expects to close the Acquisition during the fourth quarter of 2026, subject to customary closing conditions. Further, Carlyle and Diversified have agreed to expand the scale of their strategic partnership from the

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original $2 billion framework to a broader collaboration through which the parties may pursue up to $10 billion of potential PDP acquisition opportunities over time, subject to mutual agreement and transaction-specific approvals.
The expansion of our partnership with Carlyle is a testament to the attractive and broad opportunity set in PDP consolidation, Diversified's operational excellence, and the strong working relationship with the Carlyle organization.
Permian Transaction Rationale
•Building a Scaled Permian PDP Consolidation Platform: The Acquisition creates a significant PDP asset base in the Permian Basin and establishes Diversified as a scaled operator within the basin. This enhanced operating presence is expected to provide an expanded platform for future consolidation as the Permian matures and an increasing inventory of long-life producing assets becomes available, well-suited to Diversified’s PDP-focused acquisition strategy.
•High-Quality, Low-Decline Assets with Integrated Infrastructure: Birch provides a geographically dense, mature, predictable production base of 480 net wells with lower decline characteristics, which closely align with Diversified’s operating model. The concentrated acreage position is further supported by integrated production and water infrastructure, is expected to provide greater operational control, lower unit costs, and opportunities to capture margin across the value chain.
•Accretive Acquisition with Durable, High-Margin Cash Flow: The Acquisition is expected to be immediately accretive on key per-share financial metrics and add approximately $548 million of annualized Adjusted EBITDA(b) from a high-margin asset base. The combination of vertical integration, low operating costs, ~80% EBITDA margins, and a mature production profile is expected to support durable free cash flow generation.
•Increases Scale, Expands Commercial Opportunity: The Acquisition, Diversified’s largest acquisition to date, will represent another significant expansion in Diversified’s scale, increasing production(a) by ~35% and Adjusted EBITDA(b) by ~55%, while bringing pro-forma gross sales volumes from Diversified to ~2.5 Bcfepd. This increased scale will materially enhance Diversified’s relevance as a producer and marketer of oil, natural gas, and NGLs, creating opportunities for the Company’s in-house marketing organization to optimize pricing, transportation, market access, and commercial arrangements.
•EOR Adds a New Lever for Portfolio Optimization and Upside: Birch’s existing enhanced oil recovery (“EOR”) capabilities provide Diversified with an additional avenue to extend asset lives, improve recoveries, and generate incremental returns from its producing asset base as part of the

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Company’s Portfolio Optimization Program (“POP”). With more than 150 permitted EOR locations and encouraging results from initial pilot programs, Diversified believes these capabilities may provide meaningful upside potential beyond the value attributed to the assets’ existing production and cash flows.

Birch Details
•Gross purchase price of ~$1.8 billion
oNet purchase price to reflect customary purchase price adjustments and effective date cash flows
o~PV-14(c) value of PDP reserves and ~3.3x(b) Adjusted EBITDA multiple
•Current net production of ~68 Mboepd (~409 MMcfepd)(a)
oProduction mix of ~38% oil, ~32% NGLs, ~30% gas
o~96% operated, ~77% avg. lease NRI
oProved reserves of ~1,168 Bcfe(d) and PV-10 of ~$2.0 billion(c)
•Estimated annualized Adjusted EBITDA of ~$548 million(b)
oIntegrated operating position delivers competitive LOE per barrel, estimated to deliver ~80% EBITDA margins
•Includes ~46,000 net mineral acres of commercially attractive core Permian Basin leasehold with additional opportunity for Portfolio Optimization Program (“POP”)
o500 gross operated (480 net total) wells
o~75% of wells with 2022 vintage or prior
•Integrated midstream footprint across gathering, processing, and water infrastructure
o12 primary central production facilities ("CPF’s”), 9 well gathering facilities, 60+ miles of gathering pipeline
oCPF’s able to process up to 345 Mbblpd of oil and 310 Mmcfpd of gas
o5 water disposal facilities and >80 miles of water disposal and recycling pipeline

Commenting on the Acquisition, Chairman and CEO Rusty Hutson, Jr. said:
“I am thrilled to announce the acquisition of Birch, a premier Permian Basin operator that represents an important milestone in Diversified's evolution and long-term growth strategy. This $1.8 billion acquisition is our largest in the Company's 25-year history. Birch has assembled one of the highest-quality operated asset positions, combining a concentrated footprint in the core of the Permian, substantial production scale, integrated infrastructure, and a track record of delivering predictable, high-margin cash flows. These assets align exceptionally well with our disciplined approach to acquiring and optimizing long-life energy assets and provide a compelling platform for future value creation for our shareholders.

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This transaction will establish Diversified as a scaled operator in the nation's most important oil-producing basin and creates a strategic position from which we can pursue future consolidation opportunities across the Permian Basin. The acquisition is expected to add approximately 68 Mboepd of production, further strengthening our position as a significant operator and marketer of oil and natural gas in the United States, with ever expanding commercial opportunities led by our in-house marketing organization. We believe Diversified's operational expertise, Smarter Asset Management, and Portfolio Optimization Program can further unlock value across this asset base while maintaining the disciplined capital allocation framework that has defined our success.
For 25 years, Diversified has consistently proven our ability to acquire, optimize, and responsibly manage energy assets to create durable shareholder value. As North American resource development matures, we see significant opportunities emerging around long-life PDP assets and infrastructure-rich operated positions. Birch represents a perfect asset base for our focused and proven business model, providing immediate scale, strong cash returns, and a foundation for continued growth in the Permian for many years to come.”
Transaction Consideration
The Acquisition will be primarily funded through a combination of a privately rated asset-backed securitization originated and structured by Carlyle of approximately $1.5 billion, supported by the acquired PDP assets, and customary financing sources, including existing liquidity under the Company's revolving credit facility. The Acquisition is subject to customary closing conditions, including receipt of regulatory approvals. The Acquisition is subject to a $50 million break fee and is expected to close during the fourth quarter of 2026.
Conference Call Details
The Company will host a conference call on Wednesday, September 3, 2026, at 8:00 AM ET to discuss the Birch Acquisition and will make an audio replay of the event available shortly thereafter.

US (toll-free)	+1 877-836-0271/+1 201-689-7805
UK (toll-free)	+44 (0)800 756 3429
Web Audio	https://www.div.energy/news-events/ir-calendarevents
Replay Information	https://ir.div.energy/financial-info

An investor presentation regarding the Acquisition will be available on the Company's Investor Relations website at https://ir.div.energy/presentations in connection with the conference call.

Advisors

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Gibson, Dunn & Crutcher LLP is serving as legal advisor to Diversified. Truist Securities, KeyBanc Capital Markets, and Citigroup are serving as lead financial advisors to Diversified on the Acquisition. Paul Hastings LLP is serving as legal advisor to Carlyle in connection with the Acquisition. TCG Capital Markets L.L.C. is serving as sole structuring agent and placement agent on Diversified’s ABS debt financing in connection with the Acquisition. Moelis & Co. is serving as sole financial advisor to Birch and Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to Birch. Huron Transaction Advisory LLC is serving as financial advisor to the Special Committee of Birch Permian Holdings, Inc. and Hogan Lovells is serving as legal advisor to the Special Committee.
Footnotes:
a)Current production based on average daily production for Q2 2026 and estimated production for Birch as of July 2026.
b)Next 12 months Adj. EBITDA inclusive of G&A and hedges, calculated using strip pricing as of 08/17/2026. Please see “Adjusted EBITDA” below for the definition of Adjusted EBITDA and important information regarding its calculation and use.
c)PDP reserves values (including volumes, PV-10 and approximate PV value) calculated using historical production data, asset-specific type curves and an effective date of July 1, 2026, and based on the NYMEX strip on August 17, 2026, with terminal price assumptions of $3.50/MMBtu and $65.00/Bbl for natural gas and oil, respectively.
d)Utilizes engineering reserves assumptions using historical cost assumptions and NYMEX pricing; does not include the impact of any projected or anticipated synergies that may occur subsequent to acquisition.

This announcement contains inside information for the purposes of Article 7 of the UK version of Regulation (EU) No. 596/2014 on Market Abuse (“UK MAR”), as it forms part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

For further information, please contact:

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Diversified Energy Company	+1 973 856 2757
Doug Kris	dkris@dgoc.com
Senior Vice President Investor Relations & Corporate Communications	www.div.energy
FTI Consulting	dec@fticonsulting.com
U.S. & UK Financial Public Relations
About Diversified Energy Company
Diversified is a leading publicly traded energy company focused on acquiring, operating, and optimizing cash-generating energy assets. Through our unique differentiated strategy, we acquire established assets and invest in them to improve environmental and operational performance until we retire those assets in a safe and environmentally secure manner. Recognized by ratings agencies and organizations for our sustainability leadership, this solutions-oriented, stewardship approach makes Diversified the Right Company at the Right Time to responsibly produce energy, deliver reliable free cash flow, and generate shareholder value.

Forward-Looking Statements
This announcement contains forward-looking statements (within the meaning of the U.S. Private Securities Litigation Reform Act of 1995). These forward-looking statements, which contain the words "anticipate", "believe", "intend", "estimate", "expect", "may", "will", "seek", "continue", "aim", "target", "projected", "plan", "goal", "achieve", "opportunity" and words of similar meaning, reflect the Company's beliefs and expectations and are based on numerous assumptions regarding the Company's present and future business strategies and the environment the Company will operate in and are subject to risks and uncertainties that may cause actual results to differ materially. No representation is made that any of these statements or forecasts will come to pass or that any forecast results will be achieved. Expected benefits of the Acquisition may not be realized and the Acquisition may not close on the terms described in this release at all. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the Company's ability to control or estimate precisely, including the risk factors described in the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, each filed with the United States Securities and

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Exchange Commission. The pro forma financial information in this announcement is for informational purposes only, is not a projection of our future financial performance, and should not be considered indicative of actual results should the Acquisition be consummated. Forward-looking statements speak only as of their date and neither the Company nor any of its directors, officers, employees, agents, affiliates or advisers undertakes any obligation to supplement, amend, update or revise any of the forward-looking statements made herein, except where it would be required to do so under applicable law. As a result, you are cautioned not to place undue reliance on such forward-looking statements.

Adjusted EBITDA
As used herein, EBITDA represents earnings before interest, taxes, depletion, depreciation and amortization. Adjusted EBITDA includes adjustments for items that are not comparable period-over-period, namely, finance costs, accretion of asset retirement obligation, other (income) expense, (gain) loss on fair value adjustments of unsettled financial instruments, (gain) loss on natural gas and oil property and equipment, (gain) loss on sale of equity interest, unrealized (gain) loss on investment, costs associated with acquisitions, other adjusting costs, loss on early retirement of debt, non-cash equity compensation, (gain) loss on interest rate swaps, and items of a similar nature.
Adjusted EBITDA should not be considered in isolation or as a substitute for operating profit or loss, net income or loss, or cash flows provided by operating, investing and financing activities. However, we believe such measure is useful to an investor in evaluating our financial performance because it (1) is widely used by investors in the natural gas and oil industry as an indicator of underlying business performance; (2) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement; (3) is used in the calculation of a key metric in one of our Credit Facility financial covenants; and (4) is used by us as a performance measure in determining executive compensation. When evaluating this measure, we believe investors also commonly find it useful to evaluate this metric as a percentage of our total revenue, inclusive of settled hedges, producing what we refer to as our Adjusted EBITDA margin. We are unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. Reconciling items in future periods could be significant.

PV-10
PV-10 is a non-GAAP financial measure that differs from a financial measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes and discounted at 10 percent. The Company believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not intended to represent the current market value of the Company's estimated proved reserves. PV-10 should not be considered in isolation or as a substitute for the standardized measure as defined under GAAP. As used herein, PV-14 is the standardized measure of discounted future net cash flows, without including future income taxes, discounted at 14 percent.

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Certain operating and reserve information relating to Birch included in this announcement was provided by Birch and/or the Sellers and has not been independently verified by the Company in all respects.